Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of RenovoRx, Inc. of our report dated March 29, 2022, relating to the financial statements of RenovoRx, Inc., which appears in the Annual Report on Form 10-K for the year ended December 31, 2021 of RenovoRx, Inc.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ BAKER TILLY US, LLP

Mountain View, California

November 10, 2022